EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Forms S-8, No. 333-42422, No. 333-89913, No. 333-66767, No. 333-66769, No. 333-103314 and No. 333-103315) pertaining to the Tropical Sportswear Int’l Corporation 2000 Long-Term Incentive Plan; the Tropical Sportswear Int’l Corporation Employee Stock Option Plan as Amended and Restated; the Tropical Sportswear Int’l Corporation Non-Employee Director Stock Option Plan; the Apparel International Group, Inc. 1996 Stock Option Plan; the Tropical Sportswear Int'l Corporation 2000 Long Term Incentive Plan as Amended and the Tropical Sportswear Int'l Corporation Non-Employee Director Stock Option Plan as Amended, of our report dated November 21, 2003 (except for Note 16, as to which the date is January 12, 2004), with respect to the consolidated financial statements and schedule of Tropical Sportswear Int’l Corporation included in the Annual Report (Form 10-K) for the year ended September 27, 2003.

Tampa, Florida
January 12, 2004